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                                   Exhibit 21

                            CROGHAN BANCSHARES, INC.

                         Subsidiaries of the Registrant

                                     STATE OF             PERCENTAGE OF
        SUBSIDIARY                 INCORPORATION        SECURITIES OWNED
        ----------                 -------------        ----------------

The Croghan Colonial Bank(1)           Ohio                  100%


(1) The subsidiary's principal office is located in Fremont, Ohio.